REGISTRATION NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
             (Exact name of registrant as specified in its charter)

           New York                                              14-0555980
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATIONS)                              IDENTIFICATION NO.)
                                284 South Avenue
                        Poughkeepsie, New York 12601-4879
                                 (914) 452-2000

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices.)
                                   ----------
          JOHN E. MACK III             or                  WILLIAM P. REILLY,
    Chairman of the Board and                             Assistant Secretary
    Chief Executive Officer                            One Chase Manhattan Plaza
       284 South Avenue                                New York, New York  10005
Poughkeepsie, New York 12601-4879                           (212) 344-5680
       (914) 486-5239

            (Name, address, including zip code, and telephone number,
                  including area code, of agent for service.)
                                   ----------
APPROXIMATE DATE OF  COMMENCEMENT  OF PROPOSED SALE TO THE PUBLIC:  From time to time after the Registration Statement becomes effective.
                                   ----------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box /x/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================

                                               AMOUNT      PROPOSED MAXIMUM      PROPOSED          AMOUNT OF
         TITLE OF EACH CLASS OF                 TO BE       OFFERING PRICE   MAXIMUM AGGREGATE    REGISTRATION
       SECURITIES TO BE REGISTERED           REGISTERED        PER UNIT*       OFFERING PRICE*        FEE**

- ---------------------------------------------------------------------------------------------------------------

Common Stock, par value $5.00 per share     783,582 shs.         $30.00         $23,507,460        $ 8,106
                                                                                                   $(7,244)**
                                                                                                   -------
                                                                                                   $   862
===============================================================================================================

 * Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(c), upon the average of the high and low prices of such shares in composite transactions on September 4, 1996 on the New York Stock Exchange.

** Pursuant  to Rule  429(b),  the  following  amounts of  securities  are being carried forward from the following registration statements to this Registration Statement: No. 33-56760, 569,494 shares, and No. 33-55764, 180,000 shares. The amounts of the filing fees associated with such securities that were previously paid are $5,529 and $1,716, respectively. Such filing fees, in the aggregate total amount of $7,244 have been deducted from the amount of the within registration fee pursuant to Rule 429(b).

                 AMENDMENT FILED IN ACCORDANCE WITH RULE 473(A)

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
     Pursuant to Rule 429, the Prospectus included in this Registration Statement also relates to the following Registration Statements: 33-55764, 33-31230 and 2-80994; and 33-56760, 33-22190, 2-96943 and 2-75016.

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


PROSPECTUS
- ----------

                                 783,582 SHARES

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                  COMMON STOCK
                                ($5.00 PAR VALUE)


                               STOCK PURCHASE PLAN

     THE  STOCK  PURCHASE  PLAN  ("PLAN")  OF  CENTRAL  HUDSON  GAS  &  ELECTRIC
CORPORATION   ("COMPANY")  IS  DESIGNED  TO  ENCOURAGE  AND  PROMOTE   LONG-TERM
INVESTMENT OPPORTUNITIES IN THE COMPANY'S COMMON STOCK, PAR VALUE $5.00 PER SHARE ("COMMON STOCK"). THE PLAN, EFFECTIVE JANUARY 1, 1997, WILL PROVIDE ALL POTENTIAL INVESTORS WITH A CONVENIENT METHOD OF REINVESTING CASH DIVIDENDS AND PURCHASING COMMON STOCK, WITHOUT PAYMENT OF BROKERAGE COMMISSIONS OR SERVICE CHARGES.

     SHARES OF COMMON STOCK TO BE ACQUIRED UNDER THE PLAN WILL BE, AT THE COMPANY'S DISCRETION, PURCHASED EITHER (I) DIRECTLY FROM THE COMPANY, IN WHICH CASE SUCH SHARES WILL BE AUTHORIZED BUT UNISSUED SHARES OF THE COMPANY OR TREASURY SHARES OF THE COMPANY, (II) ON THE OPEN MARKET, OR (III) BY A COMBINATION THEREOF.

     IN THE EVENT OF AN OPEN MARKET PURCHASE OF SHARES OF COMMON STOCK UNDER THE PLAN, THE MARKET PRICE (AS DESCRIBED UNDER THE CAPTION "PRICE OF SHARES" BELOW) FOR THE COMMON STOCK WILL BE THE WEIGHTED AVERAGE PRICE OF ALL COMMON STOCK SHARES PURCHASED ON BEHALF OF THE PLAN FOR EACH PURCHASE DATE (AS DEFINED UNDER THE CAPTION "PURCHASE DATE" BELOW). THE MARKET PRICE OF SHARES PURCHASED UNDER THE PLAN FROM THE COMPANY'S TREASURY SHARES OR ISSUED FROM THE COMPANY'S AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK WILL BE THE CLOSING PRICE OF THE COMMON STOCK ON THE NEW YORK STOCK EXCHANGE LISTING OF COMPOSITE TRANSACTIONS FOR THE RELEVANT PURCHASE DATE, OR AS OTHERWISE DESCRIBED UNDER THE CAPTION "PRICE OF SHARES" BELOW.

     THE OUTSTANDING SHARES OF COMMON STOCK ARE LISTED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "CNH" AND, TO THE EXTENT NOT SO LISTED, THE ADDITIONAL SHARES OFFERED HEREBY WILL BE SO LISTED.

     THIS PROSPECTUS RELATES TO 783,582 SHARES OF COMMON STOCK REGISTERED FOR PURCHASE UNDER THE PLAN. THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.
                                   ----------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                   ----------
                 THE DATE OF THIS PROSPECTUS IS _________, 1996.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

     NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                                   ----------
                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("1934 Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional offices of the Commission: Chicago Regional Office, Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, the Company's Common Stock is listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005 where reports, proxy materials and other information concerning the Company can also be inspected.

     This Prospectus constitutes a part of a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to the Company and the shares of Common Stock registered under the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents heretofore filed with the Commission pursuant to the 1934 Act (File No. 1-3268):

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

          3. The Company's Current Report on Form 8-K, dated June 11, 1996.

          4. The description of Common Stock which is contained in the Company's Registration Statement filed pursuant to Section 12 of the 1934 Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of this offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     The information relating to the Company contained in this Prospectus does not purport to be comprehensive and is based upon information contained in the Incorporated Documents. Accordingly, the information contained herein should be read together with the information contained in the Incorporated Documents.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHALL BE DIRECTED TO THE DIRECTOR OF SHAREHOLDER RELATIONS, CENTRAL HUDSON GAS & ELECTRIC CORPORATION, 284 SOUTH AVENUE, POUGHKEEPSIE, NEW YORK, 12601-4879; TELEPHONE NUMBER (914) 486-5204.

                                   THE COMPANY

     The Company was incorporated in 1926 under the Transportation Corporations Law of the State of New York and supplies electric and gas service in the Mid-Hudson River Valley Region of New York State. The Company's principal office is located at 284 South Avenue, Poughkeepsie, New York 12601-4879 and its telephone number is (914) 452-2000.

                             DESCRIPTION OF THE PLAN

     Set forth below is a description of the provisions of the Plan, in effect as of January 1, 1997. This Prospectus should be read in conjunction with the Plan document, a copy of which is filed as an exhibit to the Registration Statement to which this Prospectus is a part, for a full statement of the terms and provisions thereof.

                               STOCK PURCHASE PLAN

     The Plan is designed to encourage and provide long-term investment opportunities in shares of Common Stock. The Plan provides investors with a convenient method of reinvesting cash dividends and purchasing Common Stock, without payment of brokerage commissions or service charges. Those who participate in the Plan are hereinafter called "Participants".

     ADVANTAGES OF THE PLAN INCLUDE:

     o Non-shareholders can open a Plan account with as little as $100 ("Initial
       Investment").   Participants   in  the  Plan  can  make  additional  cash
       investments ("Optional Investments") with as little as $50 per month.

     o Company employees ("Employees") who elect to be Participants can also make investments through payroll withholdings ("Employee Investments") with as little as $10 per week.

     o All  Participants may invest up to a maximum of $150,000 per year through
       the  Plan  through  a  combination  of  Initial   Investments,   Optional
       Investments and, if applicable, Employee Investments.

     o Initial and Optional Investments may be made by check or money order. Optional Investments may also be made by automatic monthly deduction from a predesignated bank account. Optional investments may be made occasionally or at regular intervals as the Participant desires.

     o Participants can reinvest cash dividends in full or partially without payment of brokerage commissions or service charges.

     o Participants can buy shares in whole dollar amounts rather than a specified quantity of shares and their accounts will be credited with the appropriate number of full and fractional shares in electronic registration form.

     o Participants can receive cash dividend payments electronically or by check.

     o The Plan offers a "share safekeeping" service whereby Participants may deposit their Common Stock certificates with the Administrator (described below under the caption "Administration") and have their ownership of such Common Stock maintained on the Administrator's records in electronic registration form as part of their Plan accounts.

     o Participants can transfer shares held in their Plan accounts (including making gifts) of Common Stock to others, within the Plan, at no charge.

     o Reports will be mailed to each Participant as promptly as practicable after each purchase. Each Participant who reinvests dividends will receive a quarterly statement showing all year-to-date activity.

ADMINISTRATION

     First Chicago Trust Company of New York, or such other bank or trust company as the Company may from time to time designate, has been appointed
Administrator to purchase and hold shares of Common Stock acquired under the Plan, keep records, send reports of account activity to Participants, and perform other duties relating to the Plan. Participants may contact the Administrator toll free as follows:

     Shareholder customer service: (including sales of shares) 1(800)-428-9578

     Normal hours: 8:00 a.m. - 10:00 p.m., Eastern time, each business day

                   8:00 a.m. - 3:30 p.m., Eastern time, Saturdays

     Customer Service Representatives are available 9:00 a.m. - 5:00 p.m., Eastern time, each business day

     Non-Shareholder requests for information about the Plan: 1(888)-445-7788

     Available 24 hours a day, every day of the year

     Internet: Messages forwarded on the Internet will be responded to within one business day. The Administrator's Internet address is "HTTP://WWW.FCTC.COM".

     TDD: Telecommunications Device for the hearing impaired is:(201) 222-4955

     Foreign Language Translation Service for over 140 foreign languages is available.

     The   Administrator's   mailing  address  is  as  follows  (or  such  other
     address(es) as may be published for the Plan from time to time):

          Central Hudson Gas & Electric Corporation
          Stock Purchase Plan
          c/o First Chicago Trust Company of New York
          P. O. Box 2598
          Jersey City, NJ  07303-2598

     Written  communications may also be sent to the Administrator by telefax at
(201) 222-4861.

ELIGIBILITY

     The Plan is open for participation by all interested persons and entities (whether or not a shareholder of record of Common Stock), desiring to purchase initially or to increase their holdings in Common Stock, provided that (i) the person or entity fulfills the prerequisites for participation described below under the caption "Enrollment Procedures" and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company, the Plan or the Participant.


ENROLLMENT PROCEDURES

     The Administrator will mail to those persons or entities expressing an interest in participation in the Plan, introductory Plan materials, including a current Prospectus, and a Stock Purchase Initial Investment Form ("Investment Form") or an Enrollment Authorization Form ("Authorization Form"). Participants, at December 31, 1996, in the Company's Customer Stock Purchase Plan, Automatic Dividend Reinvestment and Stock Purchase Plan and Employee Stock Purchase Plan (which are being replaced by the Plan) will be automatically enrolled in the Plan on January 1, 1997. All other enrollments in the Plan are effected by the submission by (a) non-shareholders of a completed Investment Form to the Administrator, (b) registered shareholders ("holders of record") of a completed Authorization Form to the Administrator or (c) Employees of a completed Employee Authorization Form ("Employee Form") with the Company instructing the Company to withhold payroll deduction contributions to the Plan for the Employee's investments.

     Registered shareholders should be sure to sign their names on the Authorization Form exactly as they appear on their Common Stock certificates. Non-shareholders (other than Employees) must include a minimum initial investment of at least $100 with their completed Investment Form as described under the below caption "Initial, Optional and Employee Investments".

     Beneficial owners of shares of Common Stock registered in the name of a financial intermediary (for example, a bank, broker or other nominee) may participate in the Plan by directing their financial intermediary to register those shares directly in the beneficial owner's name and delivering a certificate to the owner. Costs associated with such registration will be borne by the owner. Thereafter, the owner may enroll in the Plan.

     Employees may change the amount of their payroll withholdings by submitting to the Company's Payroll Department a new Employee Form which may be obtained from that Department.

     Investment and Authorization Forms will be processed as promptly as practicable by the Administrator and participation in the Plan will begin after the properly completed form and payment, if applicable (in the case of Initial Investments by non-shareholders) have been accepted by the Administrator.

PLAN SHARES

     To fulfill Plan requirements, shares will be, at the Company's discretion, purchased (i) directly from the Company in the form of either authorized but unissued shares or treasury shares of the Company, (ii) on the open market,
(iii) or a combination thereof. Full and fractional shares acquired under the Plan will be calculated to the third decimal place. The number of shares purchased will be the total amount invested divided by the applicable Market Price per share as described under the below caption "Price of Shares."

PURCHASE DATE

     All purchases under the Plan of shares of the Common Stock directly from the Company will be made on the first business day of each calendar month except that purchases for reinvested cash dividends will be made on the first business day of the months February, May, August and November. The applicable purchase date is herein called the "Purchase Date."

     Purchases under the Plan of shares of Common Stock on the open market will be made by the Administrator beginning on the Purchase Date and will be completed no later than 30 days from such Purchase Date, except where completion at a later date is necessary or advisable under any applicable Federal or State securities laws. Such open market purchases may be made on any securities exchange where the Common Stock is traded, in the over-the-counter market or by negotiated transactions and may be subject to such pricing, delivery and other terms to which the Administrator may agree.

     Neither the Company nor any Participant shall have the authority or power to direct the time or price at which shares of Common Stock may be purchased, or the selection of the broker or dealer through or from whom Common Stock purchases will be made.

PRICE OF SHARES

     The price to the Participant of Common Stock purchased under the Plan will be at 100% of the "Market Price", as hereinafter described. The "Market Price" of Common Stock shares purchased on behalf of the Plan directly from the Company will be the closing price of the Common Stock on the Purchase Date as reported on the New York Stock Exchange listing of composite transactions. If no such report is made for the Purchase Date, the Market Price will be established based on the closing price of Common Stock as reported on such listing for the nearest day immediately preceding the Purchase Date.

     In the event of an open market purchase, the Market Price for the Common Stock will be the weighted average purchase price of all Common Stock shares purchased on behalf of the Plan for the relevant Purchase Date.

INITIAL, OPTIONAL AND EMPLOYEE INVESTMENTS

     Initial investments ("Initial Investments"), for those persons or entities whoare not holders of record or Employees, must be in the minimum amount of $100 in the form of personal check or money order, and must be returned to the Administrator together with the completed Investment Form. Participants can make additional optional investments by personal check, money order or automatic monthly deduction from a bank account in the minimum amount of $50, up to a maximum amount of $150,000 annually ("Optional Investments"). See the subcaptions "Check Investment" and "Automatic Investments" under the caption "Investment Options" below.

     There is no obligation to make Optional Investments at any time, and the amount of such investments may vary from time to time within the foregoing limits.

     Employees of the Company, after enrollment in the Plan may, in addition to Optional Investments, make monthly investments through payroll withholdings, for the purchase of Common Stock under the Plan in the minimum amount of $10 per week, up to a maximum amount of $500 per month ("Employee Investment"). Employees are not required to make the $100 Initial Investment.

     In no event, however, can the aggregate of a Participant's Plan investments exceed $150,000 annually.

     All payroll withholdings for Employee Investments will be made and submitted to the Administrator for investment on the first practicable Purchase Date following submission by Employees of the Employee Form, as described above under the caption "Enrollment Procedures."

     Cash received by the Administrator for purchases of Common Stock on or before the last business day prior to the next Purchase Date will be applied for purchases of Common Stock as described above under the caption "Purchase Date". Cash received after that date will be held by the Administrator for purchases to be made on the next Purchase Date. No interest will be paid on payments received for purchases and held pending investment by the Administrator.

     All minimum and maximum investment amounts as identified above may be adjusted from time to time at the discretion of the Company and after notification to all Participants.

     Initial Investments and Optional Investments received by the Administrator will be returned to a Participant upon written or telephonic request by such Participant received not less than two business days prior to the Purchase Date.

INVESTMENT OPTIONS

     Full investment of funds in Common Stock is possible under the Plan and fractional, as well as full shares, will be credited to Participants' accounts. Certificates for full shares will be issued by the Administrator upon request of a Participant. All fractional shares will remain in electronic registration form as recorded for the Participant's account by the Administrator until withdrawal from or termination of the Plan.

     CHECK INVESTMENT: Initial Investments and Optional Investments may be made by personal check or money order payable in U.S. dollars to "First Chicago-Central Hudson". Initial Investments and Optional Investments must be received by the Administrator prior to a Purchase Date to be invested beginning on the Purchase Date. Optional Investments should be mailed to the Administrator together with the Transaction Form attached to each statement of account or transaction advice to be sent to Participants by the Administrator, as described below under the caption "Plan Reports."

     AUTOMATIC INVESTMENTS: Participants may make automatic monthly Optional Investments of a specified amount (not less than $50 per purchase nor more than $150,000 annually) by electronic funds transfer from predesignated U.S. bank account.

     To initiate automatic monthly deductions for Optional Investments, the Participant must complete and sign the section entitled "Authorization Form for Automatic Deductions" ("Automatic Deduction Form") on either the Investment Form or the Authorization Form and return it to the Administrator, together with either a voided blank check or a deposit form for the account from which funds are to be drawn. The Automatic Deduction Forms will be processed and will become effective as promptly as practicable; however, Participants should allow four to six weeks for the first investment to be initiated using this automatic investment feature.

     Once automatic monthly deductions are initiated, funds will be drawn from the Participant's designated bank account on the third business day preceding each monthly Purchase Date.

     Participants may change or terminate automatic monthly deductions by completing and submitting to the Administrator a new Automatic Deduction Form. To be effective with respect to a particular Purchase Date, however, the new Automatic Deduction Form must be received by the Administrator at least six business days preceding such Purchase Date.

DIVIDEND OPTIONS

     The Company has historically paid cash dividends on Common Stock on the first business day in the months of February, May, August and November. The payment of dividends in the future and the amount of such payments, if any, will depend upon the Company's financial condition and other factors as the Board of Directors deems relevant.

     CASH DIVIDENDS: Participants may elect to receive all or part of their dividends in cash by designating their election on their Authorization Form, Investment Form or Employee Form, as appropriate. Dividends paid in cash will be sent to the Participant by check in the usual manner or by direct deposit, if the Participant has elected the direct deposit option described below under the caption "Direct Deposit of Dividends". Participants electing a partial cash payment of their cash dividends must designate the number of whole shares for which they want to receive cash dividends. Dividends paid on all other shares registered in the Participant's name and all other shares held in the Participant's account will be reinvested under the Plan in additional shares of Common Stock as described below under the subcaption "Reinvestment of Cash Dividends".

     REINVESTMENT OF CASH DIVIDENDS:  Participants  may elect to reinvest all or
part  of  their  cash   dividends  by   designating   their  election  on  their
Authorization Form, Investment Form or Employee Form, as appropriate.

     Reinvestment levels may be changed from time to time as a Participant desires by submitting a new election on an Authorization Form to the Administrator or a new election on an Employee Form to the Company. To be effective with respect to a particular Common Stock dividend, any such change must be received by the Administrator on or before the record date for such dividend. The record date is usually the tenth day of the month prior to the payment date of the dividend.

     The automatic reinvestment of dividends does not relieve the Participant of liability for income taxes that may be owed with respect to payment of dividends. Dividends paid on shares credited to a Participant's account will be included in information provided both to the Participant and the Internal Revenue Service.

DIRECT DEPOSIT OF DIVIDENDS

     Through the Plan's direct deposit feature, in lieu of receiving dividend checks, Participants may elect to have any cash dividends not being reinvested under the Plan paid by electronic funds transfer to the Participant's predesignated checking or savings bank account on the dividend payment date. To receive such dividends by direct deposit, Participants must request from, complete, sign and return to the Administrator a Direct Deposit Authorization Form.

     Direct Deposit Authorization Forms will be processed and will become effective as promptly as practicable after receipt by the Administrator. Participants may change the designated account for automatic direct deposit or discontinue this feature at any time by the submission to the Administrator of a completed new Direct Deposit Authorization Form or by written instruction to the Administrator. Direct Deposit Authorization Forms are available through the Administrator.

CERTIFICATES FOR SHARES

     Common Stock purchased under the Plan will be registered in the name of the Administrator or its nominee and will be recorded in electronic registration form to the accounts of the respective Participants. The number of shares (including fractional shares) held for each Participant will be reported to Participants by the Administrator as promptly as practicable after each purchase. Participants may obtain a certificate for all or any portion of the whole shares held in their Plan accounts at any time upon written or telephonic request to the Administrator. Any remaining whole or fractional shares will continue to be held by the Administrator. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment or payment of cash dividends on such shares (see the above subcaptions "Cash Dividends" and "Reinvestment of Cash Dividends").

SALE OF SHARES

     Participants may direct that the Administrator sell all or a portion of shares of Common Stock held in their Plan accounts at any time by giving written or telephonic instruction to the Administrator.

     The Administrator will make every effort to process Participants' orders on the day they are received, provided that instructions are received before 1:00 p.m. Eastern Time on a business day during which the Administrator and the relevant securities market are open. Such sales will be effected at the then current market price of the Common Stock and the Administrator will send the Participant a check for the sales proceeds, less any service fee, any applicable brokerage commission and any other costs of sale.

WITHDRAWAL FROM THE PLAN

     A Participant may withdraw from the Plan at any time by giving written or telephonic instructions to the Administrator. In the case of an Employee Participant, the Company must also receive notice of withdrawal.

     Upon withdrawal from the Plan, or upon termination of the Plan by the Company, a certificate for the whole shares credited to the Participant's account under the Plan will be issued and a cash payment will be made for any fractional share remaining in the Participant's account.

     Alternatively, upon withdrawal from the Plan, a Participant may also request that all or a portion of the shares of Common Stock credited to the Participant's account be sold (see above caption "Sale of Shares"). The Administrator will make the sale as promptly as possible after the processing of the request for withdrawal.

     The Administrator will make the requested sales of whole shares and any required sales of fractional shares as promptly as possible after receipt of the request for withdrawal or on Plan termination, as the case may be. The Participant will receive the proceeds of the sale less any service fee, any related brokerage commission and any other costs of sale.

     If the request to withdraw is received by the Administrator on or after the record date for a dividend, the Administrator, in its sole discretion, may either pay the dividend in cash or reinvest it under the Plan on the next Purchase Date to purchase Common Stock on behalf of the withdrawing Participant. If so reinvested, the Administrator may sell the shares purchased and remit the proceeds to the Participant, less any service fee, applicable brokerage commission and any other costs of sale.

     Any cash payments for Optional Investments which had been sent to the Administrator prior to the request to withdraw will also be invested unless return of the amount is expressly requested in the request to withdraw and the request is received by the Administrator more than two business days prior to a Purchase Date.

     No additional cash investments may be made after participation in the Plan has been terminated.

     Payroll withholdings for Employee Participants will terminate effective on the beginning of the payroll period next following receipt by the Company of the Employee's written notice of withdrawal from the Plan.

SHARE SAFEKEEPING AND INSURED CERTIFICATE MAILINGS

     At the time of enrollment in the Plan, or at any later time, Participants may use the Plan's "share safekeeping" service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be recorded in electronic registration form and credited to the Participant's account under the Plan. Thereafter, these shares will be treated in the same manner as shares purchased through the Plan. By using the Plan's share safekeeping service, Participants no longer bear the risks associated with loss, theft or destruction of stock certificates.

     The Administrator will promptly send the Participant a statement confirming each certificate deposit. Also, because shares deposited with the Administrator are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner. (See "Withdrawal from the Plan" and "Sale of Shares" captions above).

     STOCK CERTIFICATES SENT TO THE ADMINISTRATOR FOR SAFEKEEPING SHOULD NOT BE ENDORSED. To insure against loss resulting from mailing certificates to the Administrator, the Plan provides for mail insurance, free of charge, for certificates valued at up to $25,000 current market value (maximum coverage) when mailed first class, using a brown, pre-addressed envelope provided by the Administrator.

     If a Participant does not use a brown pre-addressed envelope provided by the Administrator, certificates should be sent to the address listed above via registered mail, return receipt requested, and insured for possible mail loss for 2% of the market value (minimum of $20); this represents the replacement cost to the Participant.

     For information about mailing certificates to the Administrator having a current market value in excess of $25,000, Participants should contact the Administrator.

     Insurance covers the replacement of shares of stock, but in no way protects against any loss resulting from fluctuations in the value of the shares from the time the investor mails the certificates until the time replacement can be effected.

     To be eligible for certificate mailing insurance, the investor must notify the Administrator of any claim within thirty calendar days of the date the certificates were mailed. To submit a claim, an investor must be a current Participant or the loss must be incurred in connection with becoming a Participant. In the latter case, the investor must enroll in the Plan at the time the insurance claim is processed.

GIFT/TRANSFER OF SHARES WITHIN THE PLAN

     If a Participant wishes to transfer the ownership of all or part of the Participant's shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the Participant may effect the transfer by mailing a properly completed Gift/Transfer Form to the Administrator. Transfers of less than all of the Participant's entire Plan account must be made in whole share amounts. No fractional share may be transferred unless the Participant's entire Plan account balance is transferred. Requests for transfer are subject to the same requirements as are applicable to the transfer of Common Stock certificates, including the requirement of a medallion stamp guarantee. Gift/Transfer Forms are available upon request from the Administrator.

     Shares so transferred will continue to be held by the Administrator under the Plan. A Plan account will be opened in the name of the transferee, if the transferee is not already a Participant, and such transferee shall be automatically enrolled in the Plan. If the transferee is not already a registered shareholder or a Participant, the transferee's account will be enrolled in the Plan under the full dividend reinvestment option unless the donor specifies otherwise. The transferee may change the investment option after the gift has been made as described under the caption "Investment Options" above.

     After the transfer, the transferee will receive a report showing the number of shares transferred to and held in the transferee's Plan account.

STOCK SPLIT, STOCK DIVIDENDS OR RIGHTS OFFERINGS

     Any dividends in Common Stock or split shares of Common Stock distributed by the Company on shares held by the Administrator for a Participant's account will be added to the Participant's account. Stock dividends or split shares distributed on shares registered in a Participant's name and held by the Participant in certificated form will be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan.

     In a rights offering by the Company, the Participant will receive rights based upon the total number of whole shares owned; that is, the total number of whole shares registered in the Participant's name outside of the Plan and the total number of whole shares held in the Participant's account.

PLAN REPORTS

     The Administrator will send each Participant a confirmation as promptly as practicable after an Initial Investment and after each Optional Investment, Employee Investment, deposit, sale or transfer. Dividend reinvestment will not be individually confirmed, but will appear on quarterly statements of year-to-date activity to be issued by the Administrator to each Participant who reinvests dividends. Such quarterly statements will include the amounts invested, purchase prices, the number of shares purchased, deposited, sold, transferred, withdrawn, total shares accumulated and other information. Each Participant should retain these statements to establish the cost basis of shares of Common Stock purchased under the Plan for income tax purposes.

     In addition, each Participant will receive copies of the same communications sent to all other holders of record of Common Stock, including the Company's annual report to shareholders, quarterly reports to shareholders, notice of Annual Meeting and Proxy Statement. Further, Participants will be furnished with Internal Revenue Service information for reporting dividends paid and proceeds derived from the sale of shares held under the Plan in the form and manner as the Internal Revenue Service may require.

     All notices, statements and reports from the Administrator to a Participant will be addressed to the Participant's latest address of record with the Administrator. Therefore, Participants must promptly notify the Administrator of any change of address.

PLAN COSTS

     All costs for purchase of shares and administration of the Plan will be paid by the Company with the exception of: (i) costs associated with automatic investments which may be assessed by a Participant's financial institution (as described under the above subcaption "Automatic Investments"), (ii) any costs resulting from Participants having insufficient funds to effect payment for Initial and/or Optional Investments, (iii) those costs associated with a Participant's direction to the Administrator to sell all or a portion of the Participant's shares as described under the above caption "Sale of Shares", (iv) those costs related to a Participant's election to withdraw from the Plan as described under the above caption "Withdrawal From the Plan" and (v) those costs related to a sale of fractional shares upon termination of the Plan or termination by the Company of a Participant's participation, as described below under the captions "Suspension, Modification or Termination of the Plan" and "Termination of a Participant", respectively.

PLEDGING OF SHARES IN PARTICIPANT'S ACCOUNT

     Except as described under the above caption "Gift/Transfer of Shares Within the Plan", Common Stock held by the Administrator for a Participant's Plan account may not be pledged or assigned. A Participant who wishes to pledge shares of Common Stock must request that certificates for those shares be issued in the Participant's name as described under the above caption "Certificates for Shares".

VOTING RIGHTS OF SHARES IN PARTICIPANT'S ACCOUNT

     Each Participant will become a full Common Stock shareholder of the Company with all rights thereunder and will be provided with all required documentation to vote whole shares of Common Stock held for the Participant under the Plan. Fractional shares may not be voted. The Participant will receive a proxy card indicating the number of whole shares directly held under the Plan, for voting instructions to the Company and execution.

     A properly executed proxy will be voted according to the Participant's instructions, with no vote being recorded for the shares represented by an abstention.

SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN

     The Company reserves the right to suspend, modify or terminate the Plan at any time in whole, in part, in respect to Participants in one or more jurisdictions. All affected Participants will receive notice of any suspension, modification or termination of the Plan. No such event will affect any shares then credited to a Participant's account. Upon any whole or partial termination of the Plan by the Company, certificates for whole shares credited to an affected Participant's account will be issued to the Participant, and, a cash payment will be made for any fractional share remaining in the Participant's account based on the then current market price of Common Stock, less any service fee, related brokerage commission and any other costs of sale.

     The Administrator reserves the right to resign at any time upon reasonable notice to the Company.

LIMITATION ON LIABILITY

     Neither the Company nor the Administrator (nor any of their respective agents, representatives, employees, officers, directors, or subcontractors) will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising from the failure to terminate a Participant's account upon the Participant's death prior to receipt of notice in writing of such death, the prices or times at which shares are purchased or sold for a Participant's account, or fluctuations in the value of Common Stock.

     Participants must recognize that neither the Company nor the Administrator can assure a profit or protect against a loss on shares purchased under the Plan and that the prices of shares purchased and sold under the Plan will be determined by, and subject to, market conditions. Participants also cannot waive Federal securities law liability.

     The Company is authorized to take such actions to carry out the Plan as may be consistent with the terms and conditions of the Plan. The Company reserves the right to interpret and regulate the Plan as it deems desirable or necessary in connection with the Plan's operations. Further, the establishment and maintenance of the Plan by the Company does not constitute assurances with respect to either the value of the Common Stock or whether or not the Company will continue to pay dividends on Common Stock or at what rate such dividends will be paid.

TERMINATION OF A PARTICIPANT

     If a Participant does not own at least one whole share registered in the Participant's name or held through the Plan, the Participant's participation in the Plan may be terminated by the Company. Participants whose participation in the Plan has been so terminated will receive a cash payment for the fractional share remaining in the Participant's account based on the then current market price of Common Stock, less any service fee, related brokerage commission and any other costs of sale.

EFFECTIVE DATE--REGULATORY APPROVALS AND GOVERNING LAW

     The Plan becomes effective January 1, 1997, subject to receipt of any applicable regulatory approvals, including approval by the Public Service Commission of the State of New York ("PSC"). The Company, by petition dated April 29, 1996, made application to the PSC for such requisite authority. The Company is informed that the PSC expects to act upon this matter in the Fall of 1996, however, no assurance can be given as to when the PSC will act or as to what action the PSC will take. If the PSC refuses to grant such authorization the Plan will not become effective. If, however, the PSC does act favorably, but after January 1, 1997, participation in the Plan will commence on the first day of the month following the date a favorable PSC decision has been issued. In all events, the Company's Customer Stock Purchase Plan, Automatic Dividend
Reinvestment and Stock Purchase Plan and Employee Stock Purchase Plan will terminate on December 31, 1996.

     The Plan and its terms and conditions of operations shall be governed by the laws of the State of New York and where applicable, Federal securities laws.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax consequences of participating in the Plan. The tax consequences to Participants may vary as a result of individual circumstances. A Participant should consult the
Participant's advisor as to the income tax consequences based upon the Participant's particular circumstances and as to the consequences under federal, state, local and foreign law.

     o Reinvested Dividends

       In the case of reinvested dividends, when the Administrator acquires shares of Common Stock for a Participant's account, the Participant must include in gross income a dividend measured by the fair market value of the Common Stock so acquired. When the Administrator purchases Common Stock for a Participant's account on the open market with reinvested dividends, the amount of the dividend may also include any brokerage commissions paid by the Company attributable to the purchase of the Participant's shares. In both purchases directly from the Company and purchases on the open market, the basis of shares so acquired is, in general, equal to the amount of any brokerage commissions paid by the Company and the amount of dividends attributable to the acquisition of the shares.

     o Additional Cash Investments

       In the case of the shares of Common Stock purchased on the open market as Initial Investments, Optional Investments or Employee Investments, to the extent of any brokerage commissions paid by the Company, Participants may have to recognize such brokerage commissions paid as a dividend to be included in their gross income. The Participant's basis in the shares so acquired will be the cost of the shares to the Administrator plus an allocable share of any brokerage commissions paid by the Company.

     o Additional Information

       The holding period for shares of Common Stock purchased under the Plan will begin the day after the date the shares are acquired.

       A Participant will not realize any taxable income when the Participant receives certificates for whole shares of Common Stock credited to the Participant's account, either upon a request for such certificates or upon withdrawal from or termination of the Plan. However, a Participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of whole or fractional shares held in such Participant's account or who subsequently sells shares acquired through the Plan, will realize gain or loss measured by the difference between the amount of the cash payment received and the Participant's basis in such shares or fractional share. Such gain or loss will be capital in character if such shares or fractional share are a capital asset in the hands of the Participant.

     Under backup withholding regulations promulgated by the Internal Revenue Service, dividends that are reinvested pursuant to the Plan may be subject to the withholding tax generally applicable to dividends if, among other reasons, the Participant fails to provide the Administrator with the Participant's taxpayer identification number. Any amount so withheld will be treated as a taxable dividend received by the Participant under the foregoing rules and will be reflected on the Participant's Form 1099-DIV together with other dividends actually received by the Participant.

     For further information as to the tax consequences to Participants in the Plan, including Federal, state, local and foreign tax consequences, Participants should consult with their own tax advisors. The above discussion is based on Federal income tax laws as in effect as of the date hereof. Participants should consult their tax advisors with respect to the impact of any future legislative proposals or legislation enacted after the date of this Prospectus.

SHAREHOLDERS SUBJECT TO WITHHOLDING

     In the case of foreign shareholders who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, or in the case of domestic shareholders whose dividends are subject to backup withholding, the Administrator will invest in Common Stock an amount equal to the net dividends of such Participants, after deduction of the withholding amount. The amount so withheld will be reflected on a Form 1042S or a Form 1099-DIV, as appropriate, as tax withheld.

                                 USE OF PROCEEDS

     The Company is unable to predict the number of shares of Common Stock that will ultimately be sold under the Plan, the prices at which such shares will be sold or the number of such shares, if any, that will be sold by the Company from shares held by the Company as treasury shares or from the Company's authorized but unissued shares of Common Stock. Therefore, the Company cannot estimate the amount of proceeds to be received from the sale of such shares. To the extent that shares of Common Stock are sold from shares held by the Company as treasury shares or from the Company's authorized but unissued shares of Common Stock, the Company will add the net proceeds from any such sales to its general fund to be used for working capital, capital expenditures and other general corporate purposes.

                           LEGAL OPINIONS AND EXPERTS

     The legality of the securities offered hereby and all legal matters in connection therewith has been passed upon for the Company by Gould & Wilkie, general counsel of the Company, One Chase Manhattan Plaza, New York, New York 10005. The statements herein as to matters of law and legal conclusion under "The Company," "Description of the Plan," "Federal Income Tax Consequences," "Shareholders Subject to Withholding" and "Use of Proceeds," have been reviewed by Gould & Wilkie and are made on their authority as experts.

     The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       -----------------------------------
                                 CENTRAL HUDSON
                                 GAS & ELECTRIC
                                  CORPORATION
                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879
                          TELEPHONE NO: (914) 452-2000

                             CENTRAL HUDSON WEB SITE
                              HTTP://WWW.CENHUD.COM










                                   ----------

                                  ADMINISTRATOR

                           FIRST CHICAGO TRUST COMPANY
                                   OF NEW YORK
                       CENTRAL HUDSON STOCK PURCHASE PLAN
                                  P.O. BOX 2598
                       JERSEY CITY, NEW JERSEY 07303-2598
                          TELEPHONE NO.: (800) 428-9578
                          INTERNET: HTTP://WWW.FCTC.COM


                    ----------------------------------------
                                    CENTRAL
                                     HUDSON
                                 GAS & ELECTRIC
                                  CORPORATION
                              STOCK PURCHASE PLAN









                                  COMMON STOCK
                                ($5.00 PAR VALUE)

                   ----------------------------------------




                                   PROSPECTUS


                                   __________, 1996






                   ----------------------------------------


                                     COVER

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Following is an itemized statement of expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

 Filing fee, Securities and Exchange Commission....................... $    862
 Printing of Registration Statement, Prospectus, and related papers ..   10,000
 Auditors' fee and expenses...........................................    2,000
 Legal services-- Company's counsel, including expenses in connection
   with qualification of securities under blue sky laws...............   47,500
 Annual Fees and expenses of Administrator under the Plan.............   80,000
 New York Stock Exchange Listing fee..................................    1,500
 Miscellaneous disbursements..........................................    9,138
                                                                       --------

             Total.................................................... $151,000
                                                                       ========



 ----------
 * Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Directors and officers of the Registrant are in certain cases entitled, pursuant to provisions contained in Sections 721 through 726 of the New York Business Corporation Law ("BCL"), Article II, Section 13, of the Bylaws of the Registrant, and the Registrant's Retirement Income Plan and Disability Plan, to indemnification against expenses and liabilities arising from their acts or omissions. The Bylaws of the Registrant contain provisions that the Registrant shall indemnify, to the full extent permitted by law, any person made, or threatened to be made, a party to any action or proceedings, whether civil or criminal, by reason of the fact that such person is or was a director or officer of the Registrant. The Registrant has entered into an indemnification agreement with each of its directors and officers. Each such agreement relates to indemnification by the Registrant to the full extent authorized or permitted by law for any civil or criminal action or proceeding arising by reason of that individual's role as a director or officer of the Board of Directors or as an officer or employee of the Registrant or service with any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any such capacity at the request of the Registrant. In addition, the Registrant's Certificate of Incorporation exempts directors from certain liabilities arising out of events occurring on and after April 6, 1988, pursuant to Section 402(b) of the BCL. The Registrant, pursuant to authority granted by the BCL, has purchased liability insurance on behalf of itself and its directors and officers in connection with the corporate responsibilities of such directors and officers.

ITEM 16.  EXHIBITS.

     Following  is the list of Exhibits,  as required by Item 601 of  Regulation
S-K,  filed  as  part  of  the  Registration   Statement,   including   exhibits
incorporated herein by reference:


                                                                              PREVIOUSLY FILED*
                                                        --------------------------------------------------------
                                                                              WITH THE
                                                                        FOLLOWING PERIODIC
 (REGULATION S-K)                                           WITH           REPORT OF THE
     ITEM 601                                           REGISTRATION       COMPANY (FILE         AS
    DESIGNATION               EXHIBIT                   STATEMENT NO.       NO. 1-3268)        EXHIBIT
  --------------              -------                   ------------     ----------------      -------

      (4)         --Instruments defining the
                    rights of security holders:
      (i)1        --Restated Certificate of                               10-Q Report for          (3)1
                    Incorporation of the                                 quarter ended
                    Company under Section 807                            September 30, 1993
                    of the Business Corporation
                    Law, filed August 14, 1989.
      (i)2        --Certificate of Amendment to                           10-Q Report for          (3)2
                    the Restated Certificate of                          quarter ended
                    Incorporation of the Company                         September 30, 1993
                    under Section 805 of the
                    Business Corporation Law,
                    filed April 5, 1990.
      (i)3        --Certificate of Amendment of                          10-Q Report for          (3)3
                    the Certificate of Incorporation                     quarter ended
                    of the Company under Section 805                     September 30, 1993
                    of the Business Corporation Law,
                    filed October 19, 1993.
      (i)4        --Bylaws in effect on the                              10-Q Report for          3(iii)
                    date of this Registration                            quarter ended
                    Statement.                                           March 31, 1996
      (i)5        --Stock Purchase Plan, effective as
                    of January 1, 1997 ("Plan").
      (i)6        --Forms of letters from
                    Registrant to shareholders,
                    customers and employees
                    announcing the Plan.
      (5)         --Opinion of counsel re legality.
     (23)         --Consents of experts and counsel.
      (a)         --Consent of Price Waterhouse LLP.
      (b)         --Consent of Gould & Wilkie
                    (contained in their opinion,
                    a copy of which is filed as
                    Exhibit (5)).
     (24)         --Power of attorney for each officer
                    and director signing the Registration
                    Statement.
   (24.1)         --Certified copy of resolutions of
                    the Board of Directors authorizing
                    execution of the Registration Statement.
     (27)         --Financial Data Schedule.


ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement:
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Act");
               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that, the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.
         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (3) to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.
         (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in the first paragraph of Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF POUGHKEEPSIE, STATE OF NEW YORK, ON THE 6TH DAY OF SEPTEMBER, 1996.


                                  CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                                (Registrant)

                                              JOHN E. MACK III
                                          By:---------------------
                                               (John E. Mack III
                              Chairman of the Board and Chief Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities, and on the dates indicated.


    SIGNATURE                          TITLE                         DATE
    ---------                          -----                         -----
  JOHN E. MACK III              Chairman of the Board         September 6, 1996
- -------------------             and Chief Executive
 (John E. Mack III)             Officer, and Director

Steven V. Lant, Treasurer and
Assistant Secretary
(Principal Financial Officer);
Donna S. Doyle,
Controller (Principal
Accounting Officer); L.
Wallace Cross; Jack Effron;
Frances D. Fergusson; Heinz
K. Fridrich; Edward F. X.
Gallagher; Paul J. Ganci;
Charles LaForge; and
Edward P. Swyer; Directors.


            JOHN E. MACK III
  ------------------------------------
  (John E. Mack III, Attorney-in-Fact)                         September 6, 1996

                                  EXHIBIT INDEX


     Following  is the list of Exhibits,  as required by Item 601 of  Regulation
S-K,  filed  as  part  of  the  Registration   Statement,   including   exhibits
incorporated herein by reference:

  EXHIBIT
    NO.                          DESCRIPTION                                PAGE
 --------                        -----------                               -----
   (4)--Instruments defining the rights of security holders:
        (i)1--Restated Certificate of Incorporation of the Company
              under Section 807 of the Business Corporation Law,
              filed August 14, 1989.*
        (i)2--Certificate of Amendment to the Restated Certificate of Incorporation of the Company under Section 805 of the Business Corporation Law, filed April 5, 1990.*
        (i)3--Certificate of Amendment of the Certificate of
              Incorporation of the Company  under  Section 805 of
              the Business Corporation Law, filed October 19, 1993.*
        (i)4--Bylaws in effect on the date of this Registration
              Statement.*
        (i)5--Stock Purchase Plan, effective as of January 1, 1997
              ("Plan"). ..................................................   25
        (i)6--Forms of letters from Registrant to shareholders, ..........   34
              customers and employees announcing the Plan.
   (5)--Opinion of counsel re legality. ..................................   37
  (23)--Consents of experts and counsel.
        (a)--Consent of Price Waterhouse LLP. ............................   38
        (b)--Consent of Gould & Wilkie  (contained in their opinion,
             a copy of which is filed as Exhibit (5)). ...................   37
  (24)--Power of attorney for each officer and director signing the
        Registration Statement. ..........................................   39
(24.1)--Certified copy of resolutions of the Board of Directors
        authorizing execution of the Registration Statement. .............   50
  (27)--Financial Data Schedule. .........................................   53

- ----------
* Previously Filed

                                                                 EXHIBIT (4)(i)5


                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                               STOCK PURCHASE PLAN

     The following are the terms and conditions of the Central Hudson Gas & Electric Corporation ("Company") Stock Purchase Plan ("Plan") which will be administered by First Chicago Trust Company of New York ("Plan Administrator"). The Plan supersedes the Company's Customer Stock Purchase Plan, Automatic Dividend Reinvestment and Stock Purchase Plan and Employee Stock Purchase Plan, which as of the effective date of this document, as set forth in Section XXVI hereof, have been consolidated, amended and restated to be the Plan.

                                   I. PURPOSE

     The Plan is designed to encourage and promote long-term investment opportunities in the Company's common stock, par value $5.00 per share ("Common Stock"). It will provide investors with a convenient method of reinvesting cash dividends and purchasing Common Stock, without payment of brokerage commissions or service charges.

                                 II. ELIGIBILITY

     The Plan is open for participation by all interested persons and entities (whether or not a shareholder of record of Common Stock), desiring initially to purchase or to increase their holdings in Common Stock, provided that (i) the person or entity fulfills the prerequisites for participation described in
Section VI hereof, and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company, the Plan or the Participant.

     Those persons and entities enrolled in the Plan are hereinafter called "Participants."

                                III. PLAN SHARES

     Shares of Common Stock to be acquired under the Plan will be, at the Company's discretion, purchased either (i) directly from the Company, in which case such shares will be authorized but unissued shares of the Company or treasury shares of the Company, (ii) on the open market, or (iii) by a combination thereof. Full and fractional shares acquired under the Plan will be calculated to the third decimal place. The number of shares purchased will be the total amount invested divided by the applicable purchase price per share as described in Section XII hereof.

     The number of shares of Common Stock available under the Plan to be purchased directly from the Company will be such number as the Company's Board of Directors may from time to time determine.

                               IV. ADMINISTRATION

     First Chicago Trust Company of New York, or such other bank or trust company as the Company may from time to time designate, has been appointed Plan Administrator to purchase and hold shares of Common Stock acquired under the Plan, keep records, send reports of account activity to Participants, and perform other duties relating to the Plan.

     Participants may contact the Plan Administrator toll free as follows:

      Shareholder customer service: (including sales of shares) 1(800)-428-9578


      Normal hours:    8:00 a.m. - 10:00 p.m., Eastern time, each business day
                       8:00 a.m. - 3:30 p.m., Eastern time, Saturdays
      Customer Service Representatives are available 9:00 a.m. - 5:00 p.m., Eastern time, each business day

      Non-Shareholder requests for information about the Plan: 1(888)-445-7788

      Available 24 hours a day, every day of the year

      Internet: Messages forwarded on the Internet will be responded to within one business day. The Administrator's
      Internet address is "HTTP://WWW.FCTC.COM".

      TDD: Telecommunications Device for the hearing impaired is: 1-201-222-4955

      Foreign Language Translation Service for over 140 foreign languages is available.

      The  Administrator's   mailing  address  is  as  follows  (or  such  other
      address(es) as may be published for the Plan from time to time):

            Central Hudson Gas & Electric Corporation
            Stock Purchase Plan
            c/o First Chicago Trust Company of New York
            P. O. Box 2598
            Jersey City, NJ  07303-2598
     Written  communications may also be sent to the Administrator by telefax at
     (201) 222-4861.

                            V. PLAN INVESTMENT RULES

     Enrollment in the Plan by persons or entities currently not shareholders of record, and other than employees of the Company ("Employees") as discussed in the following paragraph, becomes effective by an initial investment ("Initial Investment") of a minimum of $100. Thereafter, the Participant can invest a minimum optional cash payment of $50 on the first of each month, up to a maximum amount of $150,000 annually ("Optional Investment"). In no event, however, can the combined amounts of the Initial Investment and Optional Investment exceed $150,000.

     Enrollment  in the Plan by  Employees  becomes  effective  as  described in
Section VI hereof. Such Employees may, in addition to Optional Investments, make monthly investments for the purchase of Common Stock under the Plan in the minimum amount of $10 per week, up to a maximum amount of $500 per month ("Employee Investment"). In no event, however, can the combined amounts of Employee Investment and Optional Investments exceed $150,000 annually.

     Cash received by the Plan Administrator for purchases of Common Stock on or before the last business day prior to the next Purchase Date (as defined in Section XI hereof) will be applied for purchases of Common Stock pursuant to said Section XI. Cash received after that date will be held by the Plan Administrator for such purchases on the next Purchase Date.

     All Employee payroll withholdings for Employee Investments will be made and submitted to the Plan Administrator for investment on behalf of Employees on the first practicable Purchase Date following submission by Employees of the Employee Form, as described in Section VI hereof.

     No interest will be paid on payments received for purchases and held by the Plan Administrator.

     All minimum and maximum investment amounts as identified above may be adjusted from time to time at the discretion of the Company and after notification to all Participants.


                            VI. ENROLLMENT PROCEDURES

     Except with respect to those who will be automatically enrolled in the Plan on January 1, 1997, as hereinafter provided in Section XXVI hereof, enrollment in the Plan is effected by the submission by (a) non-shareholders of a completed Stock Purchase Initial Investment Form ("Investment Form") to the Plan Administrator, (b) registered shareholders ("holders of record") of a completed Enrollment Authorization Form ("Authorization Form") to the Plan Administrator, or (c) Employees of a completed Employee Authorization Form ("Employee Form") with the Company instructing the Company to withhold payroll deduction contributions to the Plan for the Employee's investments.

     Employees may change the amount of their payroll withholdings by submitting to the Company's Payroll Department a new Employee Form which may be obtained from that Department.

     The Plan Administrator will mail to those persons or entities expressing an interest in participation in the Plan, introductory Plan materials, including a current Prospectus, and an Investment Form or Authorization Form.

     Non-shareholders (other than Employees) must include a minimum initial investment of at least $100 with their completed Investment Form as described herein in Section VII.

     Beneficial owners of shares of Common Stock registered in the name of a financial intermediary (for example, a bank, broker or other nominee) may participate in the Plan by directing their financial intermediary to register those shares directly in the beneficial owner's name and delivering a certificate to the owner. Costs associated with such registration will be borne by the owner. Thereafter, the owner may enroll in the Plan.

     Investment and Authorization Forms will be processed as promptly as practicable by the Plan Administrator and participation in the Plan will begin after the properly completed form and payment, if applicable (in the case of Initial Investments by non-shareholders) have been accepted by the Plan Administrator.


                 VII. INITIAL, OPTIONAL AND EMPLOYEE INVESTMENTS

     Initial investments ("Initial Investments"), for those persons or entities who are not holders of record or Employees, must be in the minimum amount of $100 in the form of personal check or money order, and must be returned to the Plan Administrator together with the completed Investment Form. Participants can make additional optional investments by personal check, money order or automatic monthly deduction from a bank account in the minimum amount of $50, up to a maximum amount of $150,000 annually ("Optional Investments"). See the subcaptions "Check Investment" and "Automatic Investment" under Section IX herein.

     There is no obligation to make Optional Investments at any time, and the amount of such investments may vary from time to time within the foregoing limits.

     Employees, after enrollment in the Plan may make, in addition to Optional Investments, monthly investments through payroll withholdings, for the purchase of Common Stock under the Plan in the minimum amount of $10 per week, up to a maximum amount of $500 per month ("Employee Investment"). Employees are not required to make the $100 Initial Investment.

     In no event, however, can the aggregate of a Participant's Plan investment exceed $150,000 annually.

     All payroll withholdings for Employee Investments will be made and submitted to the Plan Administrator for investment on the first practicable Purchase Date following submission by Employees of the Employee Form, as described herein in Section VI.

     Cash received by the Plan Administrator for purchases of Common Stock on or before the last business day prior to the next Purchase Date will be applied for purchases of Common Stock as described herein in Section XI. Cash received after that date will be held by the Plan Administrator for purchases to be made on the next Purchase Date. No interest will be paid on payments received for purchases and held pending investment by the Plan Administrator.

     All minimum and maximum investment amounts as identified above may be adjusted from time to time at the discretion of the Company and after notification to all Participants.

     Initial Investments and Optional Investments received by the Plan Administrator will be returned to a Participant upon written or telephonic request by such Participant received not less than two business days prior to the Purchase Date.


                            VIII. INVESTMENT OPTIONS

     Full investment of funds in Common Stock is possible under the Plan and fractional, as well as full shares, will be credited to Participants' accounts. Certificates for full shares will be issued by the Plan Administrator upon request of a Participant. All fractional shares will remain in electronic registration (book entry) form as recorded for the Participant's account by the Plan Administrator until withdrawal from or termination of the Plan.

     CHECK INVESTMENT: Initial Investments and Optional Investments may be made by personal check or money order payable in U.S. dollars to "First Chicago-Central Hudson". Initial Investments and Optional Investments must be received by the Plan Administrator prior to a Purchase Date to be invested beginning on the Purchase Date. Optional Investments should be mailed to the Plan Administrator together with the Transaction Form attached to each statement of account or transaction advice to be sent to Participants by the Plan Administrator, as described under Section XVII herein.

     AUTOMATIC INVESTMENT: Participants may make automatic monthly Optional Investments of a specified amount (not less than $50 per purchase nor more than $150,000 annually) by electronic funds transfer from a predesignated U.S. bank account.

     To initiate automatic monthly deductions for Optional Investment, the Participant must complete and sign the section entitled "Authorization Form for Automatic Deductions" on either the Investment Form or the Authorization Form and return it to the Plan Administrator together with a voided blank check or a deposit form for the account from which funds are to be drawn. Such forms will be processed and will become effective as promptly as practicable.

     Once automatic monthly deductions are initiated, funds will be drawn from the Participant's designated bank account on the third business day preceding each monthly Purchase Date.

     Participants may change or terminate automatic monthly deductions by completing and submitting to the Plan Administrator a new Automatic Deduction Form. To be effective with respect to a particular Purchase Date, however, the new Automatic Deduction Form must be received by the Plan Administrator at least six business days preceding such Purchase Date.

                              IX. DIVIDEND OPTIONS

     CASH DIVIDENDS: Participants may elect to receive all or part of their dividends in cash by designating their election on their Authorization Form, Investment Form or Employee Form, as appropriate. Dividends paid in cash will be sent to the Participant by check in the usual manner or by direct deposit, if the Participant has elected the direct deposit option described below under
Section X herein. Participants electing a partial cash payment of their cash dividends must designate the number of whole shares for which they want to receive cash dividends. Dividends paid on all other shares registered in the Participant's name and all other shares held in the Participant's account will be reinvested under the Plan in additional shares of Common Stock as described in the subcaption "Reinvestment of Cash Dividends" below.

     REINVESTMENT OF CASH DIVIDENDS:  Participants  may elect to reinvest all or
part  of  their  cash   dividends  by   designating   their  election  on  their
Authorization Form, Investment Form or Employee Form, as appropriate.

      Reinvestment levels may be changed from time to time as a Participant desires by submitting a new election Authorization Form to the Plan Administrator or a new Employee Form to the Company. To be effective with respect to a particular Common Stock dividend, any such change must be received by the Plan Administrator on or before the record date for such dividend.

     The automatic application of each dividends to purchase additional shares of the Common Stock does not relieve the Participant of liability for income taxes that may be payable as a result of such transaction. Dividends paid on shares credited to a Participant's account will be included in information provided both to the Participant and the Internal Revenue Service.

                         X. DIRECT DEPOSIT OF DIVIDENDS

     Through the Plan's direct deposit feature, in lieu of receiving dividend checks, Participants may elect to have any cash dividends not being reinvested under the Plan paid by electronic funds transfer to the Participant's predesignated checking or savings bank account on the dividend payment date. To receive such dividends by direct deposit, Participants must request from, complete, sign and return to the Plan Administrator a Direct Deposit Authorization Form.

     Direct Deposit Authorization Forms will be processed and will become effective as promptly as practicable after receipt by the Plan Administrator. Participants may change the designated account for automatic direct deposit or discontinue this feature at any time by the submission to the Plan Administrator of a completed new Direct Deposit Authorization Form or by written instruction to the Plan Administrator.

                               XI. PURCHASE DATES

     All purchases under the Plan of shares of the Common Stock directly from the Company will be made on the first business day of a calendar month, except that purchases for reinvested cash dividends will be the first business day of the months February, May, August and November and the Purchase Date for Initial, Employee and Optional Investments will be the first business day of each calendar month. The applicable purchase date is herein called the "Purchase Date".

     Purchases under the Plan of shares of Common Stock on the open market will be made by the Plan Administrator beginning on the Purchase Date and will be completed no later than 30 days from such Purchase Date, except where completion at a later date is necessary or advisable under any applicable Federal or State securities laws. Such open market purchases may be made on any securities exchange where the Common Stock is traded, in the over-the-counter market, or by negotiated transactions and may be subject to such pricing, delivery and other terms to which the Plan Administrator may agree.

     Neither the Company nor any Participant shall have the authority or power to direct the time or price at which shares of Common Stock may be purchased, or the selection of the broker or dealer through or from whom Common Stock purchases will be made.

                              XII. PRICE OF SHARES

     The price to the Participant of Common Stock purchased under the Plan will be at 100% of the "Market Price", as hereinafter described. The "Market Price" of Common Stock shares purchased on behalf of the Plan directly from the Company will be the closing price of the Common Stock on the Purchase Date as reported on the New York Stock Exchange listing of composite transactions. If no such report is made for the Purchase Date, the purchase price will be established based on the closing price of Common Stock as reported on such listing for the nearest day immediately preceding the Purchase Date.

     The price per share of Common Stock purchased for Participants on the open market will be the weighted average purchase price of all Common Stock shares purchased on behalf of the Plan for the relevant Purchase Date.

                              XIII. SALE OF SHARES

     Participants may direct that the Plan Administrator sell all or a portion of shares of Common Stock held in their Plan accounts at any time by giving written or telephonic instruction to the Plan Administrator.

     The Plan Administrator will make every effort to process Participants' orders on the day they are received, provided that instructions are received before 1:00 p.m. Eastern Time on a business day during which the Plan Administrator and the relevant securities market are open. Such sales will be affected at the then current market price of the Common Stock and the Plan Administrator will send the Participant a check for the sales proceeds, less any service fee, any applicable brokerage commission or other costs of sale.

                  XIV. GIFT/TRANSFER OF SHARES WITHIN THE PLAN

     If a Participant wishes to transfer the ownership of all or part of the Participant's shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the Participant may effect the transfer by mailing a properly completed Gift/Transfer Form to the Plan
Administrator. Transfers of less than all of the Participant's entire Plan account must be made in whole share amounts. No fractional share may be transferred unless the Participant's entire Plan account balance is transferred. Requests for transfer are subject to the same requirements as are applicable to the transfer of Common Stock certificates, including the requirement of a medallion stamp guarantee. Gift/Transfer Forms are available upon request from the Plan Administrator.

     Shares so transferred will continue to be held by the Plan Administrator under the Plan. A Plan account will be opened in the name of the transferee, if the transferee is not already a Participant, and such transferee shall be automatically enrolled in the Plan. If the transferee is not already a registered shareholder or a Participant, the transferee's account will be enrolled in the Plan under the full dividend reinvestment option unless the donor specifies otherwise. The transferee may change the investment option after the gift has been made as described under Section IX herein.

     After the transfer, the transferee will receive a report showing the number of shares transferred to and held in the transferee's Plan account.

                          XV. WITHDRAWAL FROM THE PLAN

     A Participant may withdraw from the Plan at any time by giving written or telephonic instructions to the Plan Administrator. In the case of an Employee Participant, the Company must also receive notice of withdrawal.

     Upon withdrawal from the Plan, or upon termination of the Plan by the Company, a certificate for the whole shares credited to the Participant's account will be issued and a cash payment will be made for any fractional share remaining in the Participant's account.

     Alternatively, upon withdrawal from the Plan, a Participant may also request that all or a portion of the shares of Common Stock credited to the Participant's account be sold (see Section XIII herein).

     The Plan Administrator will make the requested sales of whole shares and any required sales of fractional shares as promptly as possible after receipt of the request for withdrawal or on Plan termination, as the case may be. The Participant will receive the proceeds of the sale less any service fees, any related brokerage commissions and any other costs of sale.

     If the request to withdraw is received by the Plan Administrator on or after the record date for a dividend, the Plan Administrator, in its sole discretion, may either pay the dividend in cash or reinvest it under the Plan on the next Purchase Date to purchase Common Stock on behalf of the withdrawing Participant. If so reinvested, the Plan Administrator may sell the shares purchased and remit the proceeds to the Participant, less any service fee, any applicable brokerage commission and any other costs of sale.

     Any cash payments for Optional Investments which had been sent to the Plan Administrator prior to the request to withdraw will also be invested unless return of the amount is expressly requested in the request to withdraw and such request is received by the Plan Administrator more than two business days prior to a Purchase Date.

     Payroll withholdings for Employee Participants will terminate effective on the beginning of the payroll period next following receipt by the Company of such Employee's written notice of withdrawal from the Plan.

     No additional cash investments may be made after participation in the Plan has been terminated.

                        XVI. TERMINATION OF A PARTICIPANT

     If a Participant does not own at least one whole share registered in the Participant's name or held through the Plan, the Participant's participation in the Plan may be terminated by the Company. Participants whose participation in the Plan has been so terminated will receive a cash payment for the fractional share remaining in the Participant's account, based on the then current market price of Common Stock, less any service fee, related brokerage commission and any other costs of sale.

                               XVII. PLAN REPORTS

     The Plan Administrator will send each Participant a confirmation as promptly as practicable after an Initial Investment and after each Optional Investment, Employee Investment, deposit, sale or transfer.

     Dividend reinvestment will not be individually confirmed, but will appear on quarterly statements of year-to-date activity to be issued by the Plan Administrator to each Participant who reinvests dividends. Such quarterly statements will include the amounts invested, purchase prices, the number of shares purchased, deposited, sold, transferred, withdrawn, total shares accumulated and other information. These reports are a Participant's continuing record of the cost of the Participant's purchases and should be retained to establish the cost basis of shares of Common Stock purchased under the Plan for income tax purposes.

     Each Participant will receive copies of the same communications sent to all other holders of record of Common Stock. Such communications include the Company's annual report to shareholders, quarterly report to shareholders, notice of Annual Meeting and Proxy Statement. In addition, if required by the Internal Revenue Code or applicable regulations thereunder, Participants will be furnished with Internal Revenue Service information for reporting dividends paid and proceeds derived from the sale of shares held under the Plan in the form and manner as the Internal Revenue Service may require.

     All notices, statements and reports from the Plan Administrator to a Participant will be addressed to the Participant's latest address of record with the Plan Administrator. Therefore, Participants must promptly notify the Plan Administrator of any change in address.

                         XVIII. CERTIFICATES FOR SHARES

     Common Stock purchased under the Plan will be registered in the name of the Plan Administrator or its nominee and will be recorded in electronic registration form to the accounts of the respective Participants. The number of shares (including fractional shares) held for each Participant will be reported to Participants by the Plan Administrator as promptly as practicable after each purchase. Participants may obtain a certificate for all or any portion of the whole shares held in their Plan accounts at any time upon written or telephonic request to the Plan Administrator. Any remaining whole or fractional shares will continue to be held by the Plan Administrator. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment or payment of cash dividends on such shares (see Section IX above).

             XIX. SHARE SAFEKEEPING AND INSURED CERTIFICATE MAILINGS

     At the time of enrollment in the Plan, or at any later time, Participants may use the Plan's "share safekeeping" service to deposit any Common Stock certificates in their possession with the Plan Administrator. Shares deposited will be recorded in electronic registration form and credited to the Participant's account under the Plan. Thereafter, these shares will be treated in the same manner as shares purchased through the Plan. By using the Plan's share safekeeping service, Participants no longer bear the risks associated with loss, theft or destruction of stock certificates.

     The Plan Administrator will promptly send the Participant a statement confirming each certificate deposit. Also, because shares deposited with the Plan Administrator are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan, as described under Sections XIV and XIII, respectively, hereof.

     STOCK CERTIFICATES SENT TO THE PLAN ADMINISTRATOR FOR SAFEKEEPING SHOULD NOT BE ENDORSED. To insure against loss resulting from mailing certificates to the Plan Administrator, the Plan provides for mail insurance, free of charge, for certificates valued at up $25,000 current market value (maximum coverage) when mailed first class, using a brown, pre-addressed envelope provided by the Plan Administrator.

     If a Participant does not use a brown pre-addressed envelope provided by the Plan Administrator, certificates should be sent to the address listed above via registered mail, return receipt requested, and insured for possible mail loss for 2% of the market value (minimum of $20); this represents the replacement cost to the Participant.

     For information about mailing certificates to the Administrator having a current market value in excess of $25,000, Participants should contact the Plan Administrator.

     Insurance covers the replacement of shares of stock, but in no way protects against any loss resulting from fluctuations in the value of the shares from the time the investor mails the certificates until the time replacement can be effected.

     To be eligible for certificate mailing insurance, the investor must notify the Plan Administrator of any claim within thirty calendar days of the date the certificates were mailed. To submit a claim, an investor must be a current Participant or the loss must be incurred in connection with becoming a Participant. In the later case, the investor must enroll in the Plan at the time the insurance claim is processed.


                                 XX. PLAN COSTS

     All costs for purchase of shares and administration of the Plan will be paid by the Company, with the exception of (i) costs associated with automatic investments which may be assessed by a Participant's financial institution as identified in Section VIII hereof, (ii) any costs resulting from Participants' having insufficient funds to effect payment for Initial and/or Optional Investments, (iii) those costs associated with a Participant's direction to the Plan Administrator to sell all or a portion of the Participant's shares as described in Section XIII hereof, (iv) those costs related to a Participant's election to withdraw from the Plan pursuant to Section XV hereof, and (v) those costs related to a sale of fractional shares upon termination of the Plan or termination by the Company of a Participant's participation in the Plan, as described under Sections XXIII and XVI, respectively, herein.

                XXI. PLEDGING OF SHARES IN PARTICIPANT'S ACCOUNT

     Except as described under Section XIV hereof, Common Stock held by the Plan Administrator for a Participant's Plan account may not be pledged or assigned. A Participant who wishes to pledge shares of Common Stock must request that certificates for such shares be issued in the Participant's name pursuant to
Section XIV hereof.

             XXII. VOTING RIGHTS OF SHARES IN PARTICIPANT'S ACCOUNT

     Each Participant will become a full shareholder of the Company with all rights thereunder and will be provided with all required documentation to vote whole shares of Common Stock held for the Participant under the Plan. Fractional shares may not be voted. The Participant will receive a proxy card indicating the number of whole shares directly held under the Plan, for voting instructions to the Company and execution.

     A properly executed proxy will be voted according to the Participant's instructions, with no vote being recorded for the shares represented by an abstention.

             XXIII. STOCK SPLIT, STOCK DIVIDENDS OR RIGHTS OFFERINGS

     Any dividends in Common Stock or split shares of Common Stock distributed by the Company on shares held by the Plan Administrator for a Participant's account will be added to the Participant's account. Stock dividends or split shares distributed on shares registered in a Participant's name and held by the Participant in certificated form will be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan.

     In a rights offering by the Company, the Participant will receive rights based upon the total number of whole shares owned; that is, the total number of whole shares registered in the Participant's name outside the Plan and the total number of whole shares held in the Participant's Plan account.

            XXIV. SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN

     The Company reserves the right to suspend, modify or terminate the Plan at any time in whole, in part, in respect to Participants in one or more jurisdictions. All affected Participants will receive notice of any suspension, modification or termination of the Plan. No such event will affect any shares then credited to a Participant's account. Upon any whole or partial termination of the Plan by the Company, certificates for whole shares credited to an affected Participant's account will be issued to the Participant, and a cash payment will be made for any fractional share remaining in the Participant's account based on the then current market price of Common Stock, less any service fee, related brokerage commission and any other costs of sale.

     The Plan Administrator reserves the right to resign at any time upon reasonable notice to the Company.

                          XXV. LIMITATION ON LIABILITY

      Neither the Company nor the Plan Administrator (nor any of their respective agents, representatives, employees, officers, directors, or subcontractors) will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, (i) any claim of liability arising out of the failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death, (ii) the prices at which shares are purchased or sold for a Participant's account,
(iii) the times at which such purchases or sales are made or (iv) fluctuations in the value of Common Stock.

     Participants must recognize that neither the Company nor the Plan Administrator can assure a profit or protect against a loss on shares purchased under the Plan and that the prices of shares purchased and sold under the Plan will be determined by, and subject to, market conditions. Participants also cannot waive Federal securities law liability.

     The Company is authorized to take such actions to carry out the Plan as may be consistent with the terms and conditions of the Plan. The Company reserves the right to interpret and regulate the Plan as it deems desirable or necessary in connection with the Plan's operations. Further, the establishment and maintenance of the Plan by the

Company does not constitute assurances with respect to either the value of the Common Stock or whether or not the Company will continue to pay dividends on Common Stock or at what rate such dividends will be paid.

         XXVI. EFFECTIVE DATE -- REGULATORY APPROVALS AND GOVERNING LAW

     The Plan becomes effective January 1, 1997, subject to receipt of any applicable regulatory approvals, including approval by the Public Service Commission of the State of New York ("PSC"). The Company, by petition dated April 29, 1996, made application to the PSC for such requisite authority. If the PSC acts favorably but after January 1, 1997, participation in the Plan will commence on the first day of the month following the date a favorable PSC decision has been issued. In all events, the Company's Customer Stock Purchase Plan, Automatic Dividend Reinvestment and Stock Purchase Plan and Employee Stock Purchase Plan will terminate on December 31, 1996. If favorable PSC approval of this Plan is received, the shareholders enrolled in the Automatic Dividend
Reinvestment and Stock Purchase Plan and the Employee Stock Purchase Plan on December 31, 1996 shall automatically become Participants of this Plan on January 1, 1997.

     The Plan and its terms and conditions of operations shall be governed by the laws of the State of New York and where applicable, Federal securities laws.





September 6, 1996

                                                                EXHIBIT (4)(i2)6

D R A F T
- ---------

                                                   November 1, 1996



Dear Fellow Shareholder:

     As part of our ongoing effort to provide enhanced shareholder services, I am pleased to announce that we are introducing, effective January 1, 1997, the Central Hudson Gas & Electric Corporation Stock Purchase Plan. This Stock Purchase Plan is replacing our current Automatic Dividend Reinvestment and Stock Purchase Plan ("DRP") and Customer Stock Purchase Plan ("CSPP").

     While our new Plan includes all of the features provided by our DRP and CSPP, it also introduces several key new features such as:

      o Interested persons or entities not currently Central Hudson shareholders can open a Plan account with a $100 initial investment. Thereafter, optional investments can be made as often as once a month with as little as $50, which can be paid for by check, money order or automatic deductions from your savings or checking account.

       o You can reinvest all, part or none of your dividends, and you can choose to receive dividend payments electronically or by check.

       o You can transfer shares, make gifts of common stock, deposit your stock certificates for safekeeping or request a certificate for whole shares at any time.

       o Central Hudson may now authorize that shares of common stock be purchased on the open market, or issue original shares or treasury shares. This provides us greater flexibility in managing equities.

       o For those who participated in our CSPP, First Chicago Trust Company of New York ("First Chicago"), our transfer agent, is now no longer
         required  to  issue  common  stock  certificates,   unless  you  direct
         otherwise. Your ownership will be recorded by First Chicago in electronic registration form.

     If you are currently participating in our DRP, we welcome the opportunity to continue to serve you. You will be enrolled automatically in our new Stock Purchase Plan, and need to take no action unless you want to participate in some of the Plan's new features, which are more thoroughly described in the enclosed Prospectus. Also enclosed is a form which you can complete and return in the enclosed envelope should you wish to commence either Automatic Deductions or make an Optional Cash Purchase.

     If you have not participated in the past, and wish to enroll in the Plan, you may do so by reading the enclosed Prospectus and completing and returning the Enrollment Authorization Form in the envelope provided. We look forward to your participation in our New Stock Purchase Plan.

     If you have any questions, please call First Chicago at 1-800-428-9578.



                                                Sincerely,

                                                John E. Mack III
                                                Chairman of the Board &
                                                Chief Executive Officer

D R A F T
- ---------

                                                   November 1, 1996


Dear Fellow Employee:

     I am pleased to announce that the Company is introducing, effective January 1, 1997, the Central Hudson Gas & Electric Corporation Stock Purchase Plan. This Stock Purchase Plan is replacing our current Automatic Dividend Reinvestment and Stock Purchase Plan ("DRP"), Customer Stock Purchase Plan ("CSPP") and Employee Stock Purchase Plan ("ESPP").

     While our new Plan includes all of the features provided by our DRP, CSPP and ESPP, it also introduces several key new features in which you may be interested:

      o Employees can still make investments through payroll withholdings with as little as $10 per week, an increase of $5 per week when compared to the current ESPP. The maximum investment amount through payroll withholdings has been increased to $500 per month.

      o Optional cash investments can be made as often as once a month with as little as $50. These investments can be made by check, money order or automatic deductions from your savings or checking account.

      o You can now choose to reinvest all, part or none of your dividends, and you can choose to receive dividend payments electronically or by check.

      o You can transfer shares, make gifts of common stock, deposit your stock certificates for safekeeping or request a certificate for whole shares at any time.

      o Central Hudson may now authorize that shares of common stock be purchased on the open market, or issue original shares or treasury shares. This provides us greater flexibility in managing equities.

     If you are currently participating in our ESPP or DRP, you will be enrolled automatically in our new Stock Purchase Plan. You need to take no action unless you want to participate in some of the Plan's new features, which are more thoroughly described in the enclosed Prospectus. If you have any questions, please call Shareholder Relations at 486-5204 or First Chicago at 1-800-428-9578.

     If you have not participated in the past and are interested in enrolling, please call Shareholder Relations at 486-5204 to request a Prospectus and Employee Authorization Form.


                                                Sincerely

                                                John E. Mack III
                                                Chairman of the Board &
                                                Chief Executive Officer

D R A F T
- ---------



                                                   November 1, 1996


Dear Customer:
     As part of our ongoing effort to provide enhanced services to our customers who are, or want to become, shareholders of Central Hudson, I am pleased to announce that we are introducing, effective January 1, 1997, the Central Hudson Gas & Electric Corporation Stock Purchase Plan. This Stock Purchase Plan is replacing our current Automatic Dividend Reinvestment and Stock Purchase Plan ("DRP") and Customer Stock Purchase Plan ("CSPP").

     While our new Plan includes all of the features provided by our DRP and CSPP, it also introduces several key new features such as:

      o Interested persons or entities not currently Central Hudson shareholders can open a Plan account with a $100 initial investment. Thereafter, optional cash investments can be made as often as once a month with as little as $50, which can be paid for by check, money order or automatic deductions from a savings or checking account.

      o Plan participants can reinvest all, part or none of the dividends paid by Central Hudson, and can choose to receive dividend payments electronically or by check.

      o For those of you who participated in our current CSPP, First Chicago Trust Company of New York ("First Chicago"), our transfer agent, is now no longer required to issue common stock certificates, unless directed otherwise by the shareholder.
         Stock ownership will be recorded by First Chicago in electronic registration form.

      o In addition, shares can be transferred, gifts of common stock can be made, and stock certificates can be deposited for safekeeping.

      o Central Hudson may now authorize that shares be purchased on the open market, or issue original shares or treasury shares. This provides us greater flexibility in managing equities.

     If you are currently participating in our DRP, we welcome the opportunity to continue to serve you. You will be enrolled automatically in our new Stock Purchase Plan, and need to take no action unless you want to participate in some of the Plan's new features. If you have any questions, please call First Chicago at 1-800-428-9578. We look forward to your participation in the Plan.

     If you would like to participate in our new Stock Purchase Plan, please call First Chicago toll-free at 1-888-445-7788 to request a Prospectus and an Initial Investment Form.



                                               Sincerely,

                                               John E. Mack
                                               Chairman of the Board &
                                               Chief Executive Officer

                                                                     EXHIBIT (5)

                                                         September 6, 1996

Central Hudson Gas & Electric Corporation
284 South Avenue
Poughkeepsie, New York 12601-4879

Dear Sirs:

     Referring to your Registration Statement, on Form S-3, filed this date with the Securities and Exchange Commission under the Securities Act of 1933 ("Registration Statement"), covering the proposed sale by you of up to 783,582 additional shares of your Common Stock, $5.00 par value per share ("Shares"), pursuant to your Stock Purchase Plan, effective January 1, 1997, a copy of which is included in the Registration Statement as Exhibit (4)(i)5 ("Plan"):

     Central Hudson Gas & Electric Corporation ("Company") was incorporated and organized under our supervision. We have acted as counsel for the Company since its incorporation on December 31, 1926.

     We have advised the Company with regard to the execution and filing of its Certificate of Consolidation (Certificate of Incorporation) and all certificates amendatory thereof.

     We  have  advised  the  Company  in the  preparation  of  the  Registration
Statement.

     We have advised the Company with respect to the Plan, pursuant to which the Shares may be issued.

     When the Registration Statement shall have become effective and certificates for the Shares shall have been thereafter duly issued and delivered pursuant to the Plan as described in the Registration Statement, and the Company shall have received the consideration for the Shares as therein stated (provided that such consideration is at least equal to the par value of the Company's Common Stock at the time of issuance thereof), then, in our opinion, the Shares will be validly and legally issued, fully paid and non-assessable.

     We hereby consent that this opinion be filed as an Exhibit to the Registration Statement, and we further consent to the use of our name as experts in connection with information given under the captions "The Company," "Description of the Plan--Federal Income Tax Consequences," "Use of Proceeds" and "Legal Opinions and Experts" in the Prospectus contained in the Registration Statement and in any amendment or supplement to such Prospectus.

                                               Very truly yours,

                                               /s/ Gould & Wilkie
                                               Gould & Wilkie



WPR:eoc
sppopn.ltr

                                                                 EXHIBIT (23)(a)


                      [LETTERHEAD OF PRICE WATERHOUSE LLP]






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (which prospectus also relates to Registration Statement Nos. 33-55764, 33-31230, 2-80994, 33-56760, 33-22190, 2-96943, and 2-75016) of our report dated January 26, 1996 which appears on page 31 of the 1995 Annual Report to Shareholders of Central Hudson Gas & Electric Corporation, which is incorporated by reference in Central Hudson Gas & Electric Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference in such Prospectus of our report on the Financial Statement Schedule, which appears on page F-2 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Legal Opinions and Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
New York, New York





September 5, 1996

                                                                    EXHIBIT (24)


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, EDWARD F. X. GALLAGHER, a Director of Central Hudson Gas & Electric Corporation, have made, constituted and appointed, and by these presents do make, constitute and appoint, JOHN E. MACK III, PAUL J. GANCI, DONNA S. DOYLE, ELLEN AHEARN, WILLIAM P. REILLY, and each of them, my true and lawful attorneys, for me and in my name, place and stead, and in my office and capacity as aforesaid, to sign and file a Registration Statement, pursuant to the provisions of the Securities Act of 1933, covering not more than 800,000 shares of Common Stock, and any and all amendments to said Registration Statement and any and all other documents to be signed and filed with the Securities and Exchange Commission in connection therewith, hereby granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the premises as fully, to all intents and purposes, as I might or could do if personally present, hereby ratifying and confirming in all respects all that said attorneys or any of them may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have set my hand and seal this 28th day of June, 1996.



                                          (SGD.) EDWARD F. X. GALLAGHER L.S.
                                          ----------------------------------

STATE OF NEW YORK      )
                       :ss.:
COUNTY OF DUTCHESS )

               On this 28th day of June, 1996,  before me personally came EDWARD
F. X. GALLAGHER, to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.


                                           (SGD.) JEANETTE KIHLMIRE L.S.
                                           -----------------------------
                                                    Notary Public

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, HEINZ K. FRIDRICH, a Director of Central Hudson Gas & Electric Corporation, have made, constituted and appointed, and by these presents do make, constitute and appoint, JOHN E. MACK III, PAUL J. GANCI, DONNA S. DOYLE, ELLEN AHEARN, WILLIAM P. REILLY, and each of them, my true and lawful attorneys, for me and in my name, place and stead, and in my office and capacity as aforesaid, to sign and file a Registration Statement, pursuant to the provisions of the Securities Act of 1933, covering not more than 800,000 shares of Common Stock, and any and all amendments to said Registration Statement and any and all other documents to be signed and filed with the Securities and Exchange Commission in connection therewith, hereby granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the premises as fully, to all intents and purposes, as I might or could do if personally present, hereby ratifying and confirming in all respects all that said attorneys or any of them may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have set my hand and seal this 28th day of June, 1996.



                                           (SGD.) HEINZ K. FRIDRICH L.S.
                                           -----------------------------


STATE OF NEW YORK  )
                   :ss.:
COUNTY OF DUTCHESS )

     On this 28th day of June, 1996, before me personally came HEINZ K. FRIDRICH, to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.



                                           (SGD.) JEANETTE KIHLMIRE L.S.
                                           -----------------------------
                                                    Notary Public

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, CHARLES LAFORGE, a Director of Central Hudson Gas & Electric Corporation, have made, constituted and appointed, and by these presents do make, constitute and appoint, JOHN E. MACK III, PAUL J. GANCI, DONNA S. DOYLE, ELLEN AHEARN, WILLIAM P. REILLY, and each of them, my true and lawful attorneys, for me and in my name, place and stead, and in my office and capacity as aforesaid, to sign and file a Registration Statement, pursuant to the provisions of the Securities Act of 1933, covering not more than 800,000 shares of Common Stock, and any and all amendments to said Registration Statement and any and all other documents to be signed and filed with the Securities and Exchange Commission in connection therewith, hereby granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the premises as fully, to all intents and purposes, as I might or could do if personally present, hereby ratifying and confirming in all respects all that said attorneys or any of them may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have set my hand and seal this 28th day of June, 1996.




                                          (SGD.) CHARLES LAFORGE L.S.
                                          ---------------------------


STATE OF NEW YORK  )
                   :ss.:
COUNTY OF DUTCHESS )

     On this 28th day of June, 1996, before me personally came CHARLES LAFORGE, to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.



                                          (SGD.) JEANETTE KIHLMIRE L.S.
                                          -----------------------------
                                                   Notary Public

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, JACK EFFRON, a Director of Central Hudson Gas & Electric Corporation, have made, constituted and appointed, and by these presents do make, constitute and appoint, JOHN E. MACK III, PAUL J. GANCI, DONNA S. DOYLE, ELLEN AHEARN, WILLIAM P. REILLY, and each of them, my true and lawful attorneys, for me and in my name, place and stead, and in my office and capacity as aforesaid, to sign and file a Registration Statement, pursuant to the provisions of the Securities Act of 1933, covering not more than 800,000 shares of Common Stock, and any and all amendments to said Registration Statement and any and all other documents to be signed and filed with the Securities and Exchange Commission in connection therewith, hereby granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the premises as fully, to all intents and purposes, as I might or could do if personally present, hereby ratifying and confirming in all respects all that said attorneys or any of them may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have set my hand and seal this 28th day of June, 1996.




                                          (SGD.) JACK EFFRON L.S.
                                          -----------------------


STATE OF NEW YORK  )
                   :ss.:
COUNTY OF DUTCHESS )

     On this 28th day of June, 1996, before me personally came JACK EFFRON, to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.




                                          (SGD.) JEANETTE KIHLMIRE L.S.
                                          -----------------------------
                                                  Notary Public

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, FRANCES D. FERGUSSON, a Director of Central Hudson Gas & Electric Corporation, have made, constituted and appointed, and by these presents do make, constitute and appoint, JOHN E. MACK III, PAUL J. GANCI, DONNA S. DOYLE, ELLEN AHEARN, WILLIAM P. REILLY, and each of them, my true and lawful attorneys, for me and in my name, place and stead, and in my office and capacity as aforesaid, to sign and file a Registration Statement, pursuant to the provisions of the Securities Act of 1933, covering not more than 800,000 shares of Common Stock, and any and all amendments to said Registration Statement and any and all other documents to be signed and filed with the Securities and Exchange Commission in connection therewith, hereby granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the premises as fully, to all intents and purposes, as I might or could do if personally present, hereby ratifying and confirming in all respects all that said attorneys or any of them may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have set my hand and seal this 26th day of July, 1996.




                                          (SGD.) FRANCES D. FERGUSSON L.S.
                                          --------------------------------
 STATE OF NEW YORK )
                   :ss.:
COUNTY OF DUTCHESS )

     On this 28th day of June, 1996, before me personally came FRANCES D. FERGUSSON, to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.



                                          (SGD.) JEANETTE KIHLMIRE L.S.
                                          -----------------------------
                                                   Notary Public

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, L. WALLACE CROSS, a Director of Central Hudson Gas & Electric Corporation, have made, constituted and appointed, and by these presents do make, constitute and appoint, JOHN E. MACK III, PAUL J. GANCI, DONNA S. DOYLE, ELLEN AHEARN, WILLIAM P. REILLY, and each of them, my true and lawful attorneys, for me and in my name, place and stead, and in my office and capacity as aforesaid, to sign and file a Registration Statement, pursuant to the provisions of the Securities Act of 1933, covering not more than 800,000 shares of Common Stock, and any and all amendments to said Registration Statement and any and all other documents to be signed and filed with the Securities and Exchange Commission in connection therewith, hereby granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the premises as fully, to all intents and purposes, as I might or could do if personally present, hereby ratifying and confirming in all respects all that said attorneys or any of them may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have set my hand and seal this 28th day of June, 1996.




                                          (SGD.) L. WALLACE CROSS L.S.
                                          ----------------------------


STATE OF NEW YOR   )
                   :ss.:
COUNTY OF DUTCHESS )

     On this 28th day of June, 1996, before me personally came L. WALLACE CROSS, to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.




                                          (SGD.) JEANETTE KIHLMIRE L.S.
                                          -----------------------------
                                                   Notary Public

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, DONNA S. DOYLE, Controller and Principal Accounting Officer of Central Hudson Gas & Electric Corporation, have made, constituted and appointed, and by these presents do make, constitute and appoint, JOHN E. MACK III, PAUL J. GANCI, ELLEN AHEARN, WILLIAM P. REILLY, and each of them, my true and lawful attorneys, for me and in my name, place and stead, and in my office and capacity as aforesaid, to sign and file a Registration Statement, pursuant to the provisions of the Securities Act of 1933, covering not more than 800,000 shares of Common Stock, and any and all amendments to said Registration Statement and any and all other documents to be signed and filed with the Securities and Exchange Commission in connection therewith, hereby granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the premises as fully, to all intents and purposes, as I might or could do if personally present, hereby ratifying and confirming in all respects all that said attorneys or any of them may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have set my hand and seal this 28th day of June, 1996.



                                          (SGD.) DONNA S. DOYLE L.S.
                                          --------------------------


STATE OF NEW YORK  )
                   :ss.:
COUNTY OF DUTCHESS )

     On this 28th day of June, 1996, before me personally came DONNA S. DOYLE, to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.



                                          (SGD.) JEANETTE KIHLMIRE L.S.
                                          -----------------------------
                                                   Notary Public

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, JOHN E. MACK III, Chairman of the Board and Chief Executive Officer, a Principal Executive Officer and a Director of Central Hudson Gas & Electric Corporation, have made, constituted and appointed, and by these presents do make, constitute and appoint, PAUL J. GANCI, DONNA S. DOYLE, ELLEN AHEARN, WILLIAM P. REILLY, and each of them, my true and lawful attorneys, for me and in my name, place and stead, and in my office and capacity as aforesaid, to sign and file a Registration Statement, pursuant to the provisions of the Securities Act of 1933, covering not more than 800,000 shares of Common Stock, and any and all amendments to said Registration Statement and any and all other documents to be signed and filed with the Securities and Exchange Commission in connection therewith, hereby granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the premises as fully, to all intents and purposes, as I might or could do if personally present, hereby ratifying and confirming in all respects all that said attorneys or any of them may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have set my hand and seal this 28th day of June, 1996.



                                          (SGD.) JOHN E. MACK III L.S.
                                          ----------------------------


STATE OF NEW YORK  )
                   :ss.:
COUNTY OF DUTCHESS )

     On this 28th day of June, 1996, before me personally came JOHN E. MACK III, to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.



                                          (SGD.) JEANETTE KIHLMIRE L.S.
                                          -----------------------------
                                                   Notary Public

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, PAUL J. GANCI, a Director of Central Hudson Gas & Electric Corporation, have made, constituted and appointed, and by these presents do make, constitute and appoint, JOHN E. MACK III, DONNA
S. DOYLE, ELLEN AHEARN, WILLIAM P. REILLY, and each of them, my true and lawful attorneys, for me and in my name, place and stead, and in my office and capacity as aforesaid, to sign and file a Registration Statement, pursuant to the provisions of the Securities Act of 1933, covering not more than 800,000 shares of Common Stock, and any and all amendments to said Registration Statement and any and all other documents to be signed and filed with the Securities and Exchange Commission in connection therewith, hereby granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the premises as fully, to all intents and purposes, as I might or could do if personally present, hereby ratifying and confirming in all respects all that said attorneys or any of them may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have set my hand and seal this 28th day of June, 1996.



                                          (SGD.) PAUL J. GANCI L.S.
                                          -------------------------


STATE OF NEW YORK  )
                   :ss.:
COUNTY OF DUTCHESS )

     On this 28th day of June, 1996, before me personally came PAUL J. GANCI, to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.




                                          (SGD.) JEANETTE KIHLMIRE L.S.
                                          -----------------------------
                                                   Notary Public

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, EDWARD P. SWYER, a Director of Central Hudson Gas & Electric Corporation, have made, constituted and appointed, and by these presents do make, constitute and appoint, JOHN E. MACK III, PAUL J. GANCI, DONNA S.DOYLE, ELLEN AHEARN, WILLIAM P. REILLY, and each of them, my true and lawful attorneys, for me and in my name, place and stead, and in my office and capacity as aforesaid, to sign and file a Registration Statement, pursuant to the provisions of the Securities Act of 1933, covering not more than 800,000 shares of Common Stock, and any and all amendments to said Registration Statement and any and all other documents to be signed and filed with the Securities and Exchange Commission in connection therewith, hereby granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the premises as fully, to all intents and purposes, as I might or could do if personally present, hereby ratifying and confirming in all respects all that said attorneys or any of them may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have set my hand and seal this 28th day of June, 1996.



                                          (SGD.) EDWARD P. SWYER L.S.
                                          ---------------------------


STATE OF NEW YORK  )
                   :ss.:
COUNTY OF DUTCHESS )

     On this 28th day of June, 1996, before me personally came EDWARD P. SWYER, to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that she executed the same.



                                          (SGD.) JEANETTE KIHLMIRE L.S.
                                          -----------------------------
                                                   Notary Public

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, STEVEN V. LANT, Treasurer and Assistant Secretary and Principal Financial Officer, of Central Hudson Gas & Electric Corporation, have made, constituted and appointed, and by these presents do make, constitute and appoint, JOHN E. MACK III, PAUL J. GANCI, DONNA
S. DOYLE, ELLEN AHEARN, WILLIAM P. REILLY, and each of them, my true and lawful attorneys, for me and in my name, place and stead, and in my office and capacity as aforesaid, to sign and file a Registration Statement, pursuant to the provisions of the Securities Act of 1933, covering not more than 800,000 shares of Common Stock, and any and all amendments to said Registration Statement and any and all other documents to be signed and filed with the Securities and Exchange Commission in connection therewith, hereby granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the premises as fully, to all intents and purposes, as I might or could do if personally present, hereby ratifying and confirming in all respects all that said attorneys or any of them may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have set my hand and seal this 28th day of June, 1996.



                                          (SGD.) STEVEN V. LANT L.S.
                                          --------------------------


STATE OF NEW YORK  )
                   :ss.:
COUNTY OF DUTCHESS )

     On this 1st day of July, 1996, before me personally came STEVEN V. LANT, to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.



                                          (SGD.) JEANETTE KIHLMIRE L.S.
                                          -----------------------------
                                                   Notary Public

                                                                  EXHIBIT (24.1)


     I, ELLEN AHEARN, Secretary of Central Hudson Gas & Electric Corporation, hereby certify that at a regular meeting of the Board of Directors of Central Hudson Gas & Electric Corporation, a corporation organized under the laws of the State of New York, duly called and held at the offices of this Corporation, 284 South Avenue, Poughkeepsie, New York on June 28, 1996, at which a quorum was present and voting throughout, the following resolution was unanimously and duly adopted and is now in full force and effect:

          RESOLVED, that the proposal to (i) terminate this Corporation's Employee Stock Purchase Plan ("Employee Plan") and (ii) combine and restate this Corporation's Automatic Dividend Reinvestment and Stock Purchase Plan ("Dividend Reinvestment Plan") and this Corporation's Customer Stock Purchase Plan ("Customer Plan") into a new Stock Purchase Plan ("New Plan") available to all interested parties, including shareholders, customers and employees effective January 1, 1997, be and it hereby is approved.

          RESOLVED, that the form of New Plan, as presented to and reviewed at the Meeting be and it hereby is approved with such changes therein by Chairman of the Board and Chief Executive Officer and the officers of the Corporation shall approve.

          RESOLVED, that the Chairman of the Board and Chief Executive Officer and the officers of the Corporation be and they hereby are authorized to prepare and execute one or more documents (i) terminating the Employee Plan and (ii) consolidating the Dividend Reinvestment Plan and the Customer Plan and restating same to be the New Plan, all effective January 1, 1997, subject to obtaining any requisite governmental authorization and/or making any required governmental filings.

          RESOLVED, that 783,582 shares of Common Stock ($5.00 par value) of this Corporation ("Common Stock") subject to or authorized to be issued under the Dividend Reinvestment Plan and under the Customer Plan, on January 1, 1993, shall be subject to or authorized to be issued under the New Plan from on and after January 1, 1997, such shares being the aggregate 4,330,000 Shares of Common Stock heretofore authorized by this Board less the shares of such Common Stock previously issued under the Dividend Reinvestment Plan and under the Customer Plan.

          RESOLVED, that subject to the terms and conditions of any Order of the Public Service Commission of the State of New York relating to the New Plan and subject to the provisions of the New Plan, this Corporation, on and after January 1, 1997, issue and sell to First Chicago Trust Company of New York as proposed Agent under the New Plan (which company, together with any successor agent under the New Plan which may be appointed by this Corporation, is hereinafter in this resolution called the "New Plan Agent"), on behalf of those participating in the New Plan, a maximum of 783,582 shares of Common Stock, as heretofore authorized by the Board, and the Chairman of the Board and Chief Executive Officer and the officers of this Corporation be and they hereby are authorized and directed to do and cause to be done all things on the part of this Corporation to be done to effect the issuance and sale of said 783,582 shares of Common Stock, and upon receipt by this Corporation of the purchase price of the Common Stock called for by the New Plan, to execute and cause to be delivered to the New Plan Agent for participants in the New Plan certificates for shares of the Common Stock as provided in the New Plan.

          RESOLVED, that the Chairman of the Board and Chief Executive Officer and the officers of this Corporation be and they hereby are authorized in the name and on behalf of this Corporation to prepare, execute and file a Registration Statement, with respect to the registration under the Securities Act of 1933 of not more than 783,582 shares of Common Stock to this Corporation for issuance pursuant to the New Plan and to the extent permitted under the rules issued under such Act to combine and include in such Registration Statement those unissued shares of Common Stock of this Corporation previously registered under such Act with respect to the Dividend Reinvestment Plan and the Customer Plan; and that the officers and directors of this Corporation be and they hereby are requested and authorized to join in the execution of said Registration Statement; and that the Chairman of the Board and Chief Executive Officer and the officers of this Corporation be and they hereby are authorized to file or cause to be filed with the Securities and Exchange Commission, as required or permitted by law, said Registration Statement, together with related exhibits, as required in connection therewith, and to do and cause to be done any and all things necessary or appropriate to effect the registration of said Common

     Stock under the Securities Act of 1933, including, if necessary or appropriate, the preparation, signing and filing of any amendments thereto.

          RESOLVED, that William P. Reilly, hereby is appointed attorney-in-fact and proxy by this Corporation in its name and on its behalf to sign, execute and file with the Securities and Exchange Commission a Registration Statement, on Form S-3, and any amendments thereto to effect the registration, under the Securities Act of 1933, of not more than 783,582 shares of Common Stock for use under the New Plan.

          RESOLVED, that the Chairman of the Board and Chief Executive Officer and the officers of the Corporation be and they hereby are authorized to prepare, execute and file with the New York Stock Exchange in the form presented to the meeting, for the listing on such Exchange of not more than 783,582 shares of Common Stock of this Corporation, which shares will be available for issuance and sale pursuant to the New Plan, and to do all things necessary and appropriate to accomplish such listing.

          WHEREAS, the authorizations granted by this Corporation to First Chicago Trust Company of New York as Transfer Agent and as Registrar heretofore covered not in excess of 18,362,967 shares of Common Stock; and

          WHEREAS, said authorization includes authorization for 783,582 shares of said Common Stock, being the aggregate number of shares available for issuance pursuant to the New Plan.


     NOW THEREFORE, BE IT

          RESOLVED, that the authorizations granted by this Corporation to First Chicago Trust Company of New York as Transfer Agent and as Registrar to cover not in excess of 18,362,967 shares of Common Stock, includes 783,582 shares of such Common Stock for issuance pursuant to the New Plan.

          RESOLVED, that it is desirable and in the best interest of this Corporation that said 783,582 shares of Common Stock to be offered under the New Plan be qualified or registered for sale in various states; that the Chairman of the Board and Chief Executive Officer and the officers of this Corporation hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Corporation as said Chairman of the Board and Chief Executive Officer and such officers may deem advisable; that said Chairman of the Board and Chief Executive Officer and such officers are hereby authorized to perform on behalf of this Corporation any and all such acts as they may deem necessary or advisable in order to copy with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by said Chairman of the Board and Chief Executive Officer and such officers of any such paper and document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken.

          RESOLVED, that the Chairman of the Board and Chief Executive Officer and the officers of this Corporation be and they hereby are authorized and directed to do and cause to be done all things which may be necessary for this Corporation to comply with any state securities laws under which said 783,582 shares of its Common Stock might require qualification; that any resolutions required by the authorities of said states for the purpose of complying with said securities laws are hereby adopted and that the Secretary and any Assistant Secretary of this Corporation be and they each hereby are authorized and directed to inscribe upon the minutes of the proceedings of this Board any resolutions required by said authorities for the purpose of complying with said securities laws as if said resolutions had been, in full, adopted at this meeting.

          RESOLVED, that the Chairman of the Board and Chief Executive Officer and the appropriate officers of this Corporation be and they hereby are authorized in the name and on behalf of this Corporation to execute and deliver such further documents, to file such further applications and other documents, and to take such other and further action as they shall deem necessary, convenient or appropriate to carry out the intent of the resolutions adopted at this meeting with respect to the New Plan.

     IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of Central Hudson Gas & Electric Corporation and affixed its corporate seal this 6th day of September, 1996.






                                                        /s/ Ellen Ahearn
                                                  ------------------------------
                                                           Secretary






A:CERT963.JMK